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                                                                       Exhibit 5

                  [Milbank, Tweed, Hadley & McCloy Letterhead]





                                 April 13, 1999

New Valley Corporation
100 S.E. Second Street
Miami, Florida  33131

                  Re:      Registration Statement on Form S-4
                           Issuance of Common Shares and Warrants
                           --------------------------------------

Ladies and Gentlemen:

                  We refer to the Registration Statement on Form S-4 (the "Registration Statement") of New Valley Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission today for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 23,317,261 shares (the "Shares") of common stock, par value $.01 per share (the "Common Shares"), of the Company and 17,898,629 warrants (the "Warrants"), each to purchase a Common Share. The Shares and Warrants are to be issued to the holders of $15.00 Class A Increasing Rate Cumulative Senior Preferred Shares ($100 Liquidation Value), par value $.01 per share (the "Class A Senior Preferred Shares"), $3.00 Class B Cumulative Convertible Preferred Shares ($25 Liquidation Value), par value $.10 per share (the "Class B Preferred Shares"), and Common Shares pursuant to the plan of recapitalization as described in the Registration Statement (the "Plan of Recapitalization").

                  We are acting as special counsel for the Company in connection with the Plan of Recapitalization and the Registration Statement and certain matters contemplated thereby.

                  We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary or appropriate to review as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established, relied upon the representations set forth in certificates of public officials and officers




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of the Company and other appropriate persons and statements of the Company contained in the Registration Statement.

                  Based upon and subject to the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that (i) the Shares have been duly authorized by all necessary corporate action on the part of the Company and upon issuance thereof in accordance with and pursuant to the Plan of Recapitalization, the Shares will be validly issued, fully paid and non-assessable and (ii) upon issuance of the Warrants in accordance with and pursuant to the Plan of Recapitalization, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding of equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are limited to the federal laws of the United States of America, New York law and the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                  We hereby consent to the reference to us under the heading "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,



                                        /s/ Milbank, Tweed, Hadley & McCloy